                                                         Exhibit 99.01
                                   PROXY CARD

                       Internet Communications Corporation


               Special Meeting of Shareholders November 28, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         Thomas C. Galley and T. Timothy Kershisnik and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below, on all proposals and in the direction of the proxies on such other matters as may properly come before the special meeting of shareholders of Internet Communications Corporation to be held on November 28, 2000 or any adjournment(s), postponement(s), or other delay(s) thereof, all shares of stock of the Company to which the undersigned is entitled to vote at the special meeting.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal #1:


Proposal to approve and adopt the Amended and Restated                / / FOR             / / AGAINST           / / ABSTAIN
Agreement and Plan of Merger, dated October 18, 2000,
by and among RMI.NET, Inc., Internet Acquisition Corporation and Internet Communications Corporation and, therefore, to
approve the merger of Internet Acquisition Corporation with and into Internet Communications (with Internet Communications being the surviving corporation and a wholly owned subsidiary of RMI)
in accordance with the terms of the Amended and Restated Agreement and Plan of Merger.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address:                                    Date:
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